Core-Mark Announces a Definitive Agreement to Acquire Assets of Finkle Distributors, Inc.

South San Francisco, California – July 23, 2010 – Core-Mark Holding Company, Inc. (NASDAQ: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, announced today that it has signed a definitive agreement to acquire substantially all of the assets of Finkle Distributors, Inc. (FDI) for approximately $43 million. FDI is a strong regional convenience wholesaler servicing customers in New York, Pennsylvania and surrounding states. Dan Finkle, President of FDI, will join Core-Mark to service his existing customers and growing market share through leveraging the resources of the combined companies.

The assets being purchased include primarily accounts receivable, inventory and fixed assets and do not include the purchase of real property or the assumption of significant liabilities. Core-Mark expects to fund the transaction from a combination of cash and borrowings under its $200 million Revolving Credit Facility. The deal is expected to close in August and be accretive in 2010 excluding approximately $2.6 million in start up and conversion costs.

FDI has a proven track record of sales growth and strong customer values and is expected to contribute annual sales of approximately $350 million. “During this sale process I have developed strong relationships within Core-Mark and have confidence this transaction provides a brighter future for our customer base and employees. Core-Mark’s strength in sales and marketing along with its decentralized culture is a great fit for our organization,” said Dan Finkle, President of FDI.

“FDI’s long history of putting the customer first, coupled with consistently growing its customer base, presents a compelling synergistic opportunity for both companies. This acquisition increases our geographic footprint in the Northeast and expands the opportunity to bring our industry leading Vendor Consolidation and Fresh initiatives to a larger population of convenience retailers,” said Scott McPherson, Senior Vice President of Core-Mark.

Core-Mark

Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to approximately 25,000 retail locations in 50 U.S. states and five Canadian provinces through 26 distribution centers, two of which Core-Mark operates as a third party logistics provider. Core-Mark services traditional convenience stores, grocery stores, drug stores, liquor stores and other specialty and small format stores that sell convenience products. For more information, please visit www.core-mark.com.

Safe Harbor

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial conditions or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those discussed in such forward-looking statements.

Factors that might cause or contribute to such differences include, but are not limited to, our dependence on the convenience retail industry for our revenues; uncertain economic conditions; competition; price increases; our dependence on relatively few suppliers; the low-margin nature of cigarette and consumable goods distribution; certain distribution centers’ dependence on a few relatively large customers; competition in the labor market; product liability claims and manufacturer recalls of products; fuel price increases; our dependence on our senior management; our ability to successfully integrate acquired businesses; currency exchange rate fluctuations; our ability to borrow additional capital; governmental regulations and changes thereto, including the Family Smoking Prevention and Tobacco Control Act which was signed into law in June 2009 and granted the U.S. federal Food & Drug Administration the authority to regulate the production and marketing of tobacco products in the U.S.; earthquake and natural disaster damage; failure or disruptions to our information systems; a greater decline than anticipated in cigarette sales volume; our ability to implement marketing strategies; our reliance on manufacturer discount and incentive programs; tobacco and other product liability claims; and competition from sales of deep-discount cigarette brands and illicit and other low priced sales of cigarettes. Refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 12, 2010 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 x 3027 or at mdraper@core-mark.com